SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     May 20,2003

Systemax Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-13792 (Commission File number)	11-3262067 (I.R.S. Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

Item 5. Other Events

On May 20, 2003 the Board of Directors of Systemax Inc. (the “Company”) approved amendments to the Company’s 1999 Long Term Stock Incentive Plan (the “Plan”) which, among other things, (a) increased the number of Company shares with respect to which awards may be granted under the Plan to a total of 5 million shares, (b) increased the limit on yearly award grants to individuals to 1,500,000 shares per type of award and 3,000,000 shares in total, and (c) extended the expiration date of the Plan to December 31, 2009. The Company intends to seek stockholder approval of the Plan amendments at the Company’s 2004 Annual Stockholders Meeting. A copy of the amended Plan is filed as Exhibit 99.1 annexed hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

c.	Exhibit

99.1	Systemax Inc. 1999 Long-Term Stock Incentive Plan (amended as of May 20, 2003)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2003	Systemax, Inc. By: /s/ Steven M. Goldschein Steven M. Goldschein Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 99.2	Description Of Exhibit Systemax Inc. 1999 Long-Term Stock Incentive Plan (amended as of May 20, 2003)	Page 5